Exhibit 99.1(i)

WINTOWN ENTERPRISES LIMITED AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2009

WINTOWN ENTERPRISES LIMITED AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Wintown Enterprises Limited and subsidiary
(a development stage company)

We have audited the accompanying consolidated balance sheet of Wintown Enterprises Limited and subsidiary (a development stage company) as of December 31, 2009 and the related statement of operations and comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2009 and 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wintown Enterprises Limited and subsidiary (a development stage company) as of December 31, 2009, and the results of its operations and its cash flows for the years ended December 31, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

BAKER TILLY HONG KONG LIMITED
Certified Public Accountants

Hong Kong
Date:  November 5, 2010

WINTOWN ENTERPRISES LIMITED AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET

2009
RMB
ASSETS

CURRENT ASSETS	-

TOTAL ASSETS	-

LIABILITIES AND STOCKHOLDERS' EQUITY

TOTAL LIABILITIES	-

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS' EQUITY
Common stock ($1 par value, 50,000 shares authorized,
2 shares issued and outstanding)	17
Additional paid-in capital	8,090,389
Retained earnings	(8,090,406)
Total stockholders' Equity	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	-

The accompanying notes are an integral part of these consolidated financial statements

WINTOWN ENTERPRISES LIMITED AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

	2009 RMB	2008 RMB	August 18, 2004 (Inception) Through December 31, 2007 RMB
REVENUES	-	-	-

COST OF REVENUES	-	-	-

GROSS PROFIT	-	-	-

OPERATING EXPENSES
General and administrative expenses	194,256	370,373	(8,091,898)

LOSS FROM OPERATIONS	(194,256)	(370,373)	(8,091,898)

OTHER INCOME (EXPENSES)
Interest income	68	1,424	1,492
Total Other (Expenses) Income, net	68	1,424	1,492

LOSS BEFORE TAXES	(194,188)	(368,949)	(8,090,406)

INCOME TAX EXPENSE	-	-	-

NET LOSS	(194,188)	(368,949)	(8,090,406)

Net loss per share - basic and diluted	(97,094)	(184,475)	(4,045,203)

Weighted average number of shares outstanding
- basic and diluted	2	2	2

The accompanying notes are an integral part of these consolidated financial statements

WINTOWN ENTERPRISES LIMITED AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(A DEVELOPMENT STAGE COMPANY)

			Additional
	Common Stock		paid-in	Accumulated
	Shares	Amount	capital	deficit	Total
	RMB	RMB	RMB	RMB	RMB

Stock issued to founders for cash	2	17	-	-	17
Net loss for the year	-	-	-	(17)	(17)

Balance at December 31, 2004	2	17	-	(17)	-

Contributed by a stockholder	-	-	8,090,389	-	8,090,389
Net loss for the year	-	-	-	(521,890)	(521,890)

Balance at December 31, 2005	2	17	-	(521,907)	(521,890)

Contributed by a stockholder	-	-	8,090,389		8,090,389
Net loss for the year	-	-	-	(6,979,866)	(6,979,866)

Balance at December 31, 2006	2	17	8,090,389	(7,501,773)	588,633
Net loss for the year	-	-	-	(25,496)	(25,496)

Balance at December 31, 2007	2	17	8,090,389	(7,527,269)	563,137
Net loss for the year	-	-	-	(368,949)	(368,949)

Balance at December 31, 2008	2	17	8,090,389	(7,896,218)	194,188
Net loss for the year	-	-	-	(194,188)	(194,188)

Balance at December 31, 2009	2	17	8,090,389	(8,090,406)	-

The accompanying notes are an integral part of these consolidated financial statements

WINTOWN ENTERPRISES LIMITED AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	2009 RMB	2008 RMB	August 18, 2004 (Inception) Through December 31, 2007 RMB
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(194,188)	(368,949)	(8,090,406)
Adjusted to reconcile net income to cash provided by operating activities:
Loss on assets written off	72,309	-	-
Depreciation	-	25,496	203,970
Changes in operating assets and liabilities
Increase (decrease) in:
Accrued expenses and other current liabilities	(13,515)	346,514	7,886,436
Net cash provided by (used in) operating activities	(135,394)	3,061	-

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES	-	-	-

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(135,3940	3,061	-

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	135,394	132,333	-

CASH AND CASH EQUIVALENTS AT END OF YEAR	-	135,394	-

The accompanying notes are an integral part of these consolidated financial statements

WINTOWN ENTERPRISES LIMITED AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)	Organization

Wintown Enterprises Limited (“Wintown”) was incorporated on August 18, 2004 in the British Virgin Islands (the “BVI”) as a limited liability company. Wintown is an investment holding company.

Wintown established Shanghai Rubao Information and Technology Co., Ltd. (“Rubao”) in the People’s Republic of China (“PRC”) as a wholly owned subsidiary on January 20, 2005.  The business activities of Rubao are information technology development, consulting services and investment holding.

Wintown and Rubao have no revenues since their inception and in accordance with ASC 915, “Accounting and Reporting by Development Stage Enterprise” is considered a development stage company.

Wintown and Rubao are hereinafter referred to as (the “Company”)

(B)	FASB Launches New Accounting Standards Codification

In June 2009 the Financial Accounting Standards Board (“FASB”) issued FASB Accounting Standards Codification (“Codification”) as the single source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities effective for interim and annual periods ending after September 15, 2009.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification supersedes all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification have become non-authoritative.

Following the Codification, FASB will not issue new standards in the form of Statements, FASB Staff Positions (“FSP”) or Emerging Issues Task Force (“EITF”) Abstracts. Instead, it will issue Accounting Standards Updates, which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification.

GAAP is not intended to be changed as a result of the FASB's Codification, but it will change the way the guidance is organized and presented. As a result, these changes will have a significant impact on how companies reference GAAP in their financial statements and in their accounting policies.

(C)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(D)	Principles of consolidation

The accompanying 2009 consolidated financial statements include the financial statements of Wintown and its wholly owned subsidiary, Rubao.

All significant inter-company transactions and balances have been eliminated in consolidation.

(E)	Fair value of financial instruments

ASC Topic 825 requires certain disclosures regarding the fair value of financial instruments.  Fair value of financial instruments is made at a specific point in time, based on relevant information about financial markets and specific financial instruments.  As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

ASC Topic 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC Topic 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC Topic 820 establishes three levels of inputs that may be used to measure fair value:

Level 1 - Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

(F)	Income taxes

The Company accounts for income taxes under ASC Topic 740. Under ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

(G)	Earnings Per Share

Earnings per share in accordance with the provisions of ASC Topic 260 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share.  Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period.  Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock using the treasury method.

2.	INCOME TAX

Wintown was incorporated in the BVI and under current laws of the BVI, income earned is not subject to income tax.

Rubao was incorporated in the PRC and is subject to PRC income tax which is computed according to the relevant laws and regulations in the PRC. The applicable tax rate has been 25%.

3.	STOCKHOLERS’ EQUITY

(A)  Common stock

Wintown was incorporated on August 18, 2004, with an authorized share capital of US$50,000 comprising 50,000 shares of US$1 each. On the date of incorporation, 2 shares of $1 each were issued and fully paid.

(B)  Additional paid-in capital

In January 2005, the shareholder of the Company provided US$1 million for the registered capital of Rubao which was capitalized as additional paid-in capital.

4.	CONCENTRATIONS AND RISKS

During 2009 and 2008, both 100% of the Company’s assets were located in China.

5.	SUBSEQUENT EVENTS

On July 20, 2010, Rubao acquired the entire stake of Wuhan Jiyang Education Investment Co., Ltd. (“Jiyang”). Lianhe owned the entire stake of Hubei Industrial University Business College (“HIUBC”). HIUBC, which was founded in 2003 by private investors, is an independent accredited college affiliated with Hubei Industrial University, that offers bachelor degree and diploma courses in industrial engineering design, computer engineering, management, economics, language studies and law.

On August 19, 2010, the shareholder of Wintown entered into a Share Transfer Agreement with ChinaCast Education Corporation (“CEH”) to dispose of the entire stake in Wintown to CEH for RMB 450,000,000. This transaction was consummated on August 23, 2010.